EXHIBIT 10.38

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is dated as of this 28th day of July, 2004, by and between COOLEY GODWARD LLP, a California limited liability partnership (“Sublandlord”), and HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).

RECITALS

A. Sublandlord and Subtenant entered into a Sublease dated December 19, 2001 (the “Sublease”) for premises located on the fourth (4th) floor of that certain building located at 4435 Eastgate Mall, San Diego, California.

B. Sublandlord and Subtenant now desire to amend the Sublease to extend the term of the Sublease and provide Subtenant certain termination rights, all pursuant to the terms, covenants and conditions set forth herein. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Sublease.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subtenant and Sublandlord hereby agree as follows:

1. Term; Options. The Expiration Date of the Sublease is hereby extended until December 31, 2007, and the period from September 23, 2004 until such extended Expiration Date shall be referred to as the “Extended Term.” Additionally, Section 2(b) of the Sublease (except for the definition of Original Subtenant) and all references to an extension option in the Sublease are hereby deleted in their entirety.

2. Base Rent. The reference to “Option Terms” in the table of monthly Base Rent set forth in Section 4(a)(i) of the Sublease is hereby deleted, and such table is hereby supplemented as follows:

Period	Amount per Rentable Square Foot
September 23, 2004 – December 31, 2005	$2.20
January 1, 2006 – December 31, 2006	$2.30
January 1, 2007 – December 31, 2007	$2.40

3. Additional Rent. The first sentence of Section 4(a)(ii) is hereby deleted in its entirety and replaced with the following: “In addition to Base Rent, Subtenant shall also pay to Sublandlord Subtenant’s Proportionate Share of the amounts paid by Sublandlord under the Master Lease as “Tenant’s Share of Increased Direct Expenses” in the same manner and times under which Sublandlord pays such amounts to Master Landlord under the Master Lease, to the extent such amounts accrue during the term of this Sublease; provided, however, Subtenant’s Proportionate Share shall be computed with reference to a Base Year of 2005.”

4. Termination Right. During the Extended Term, provided Subtenant is not in default under the Sublease, Subtenant shall have the right to terminate the Sublease upon eight (8) months’ prior written notice to Sublandlord.

5. Right of First Refusal. Subtenant acknowledges and agrees that the right of first refusal set forth in Section 6 of the Sublease is inapplicable during the Extended Term.

6. Ratification. The Sublease, as amended by this Amendment, is hereby ratified by Sublandlord and Subtenant, and Sublandlord and Subtenant hereby agree that the Sublease, as so amended, shall continue in full force and effect.

7. Miscellaneous.

(a)	Voluntary Agreement. The parties have read this Amendment and on the advice of counsel they have freely and voluntarily entered into this Amendment.

(b)	Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the losing party reasonable attorney’s fees and costs of suit.

(c)	Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

(d)	Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this First Amendment to Sublease as of the date first written above.

SUBLANDLORD:	COOLEY GODWARD LLP, a California limited liability partnership

	By:	/s/ FREDERICK T. MUTO
	Name:	Frederick T. Muto
	Title:	Partner-in-charge

SUBTENANT:	HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ ROBERT WEBER
	Name:	Robert Weber
	Title:	Chief Accounting Officer